EXHIBIT 10.24

PURCHASE AGREEMENT

	This PURCHASE AGREEMENT (this "Agreement") is made as of July 14, 1994, by 3COM CORPORATION, a California corporation ("3COM") and BNP LEASING CORPORATION, a Delaware corporation ("BNP").


R E C I T A L S

	A. BNP is acquiring the land described in Exhibit A attached hereto and the improvements and certain fixtures located thereon and is leasing the same to 3COM pursuant to that certain Lease Agreement (as from time to time supplemented, amended or restated, the "Lease") between 3COM and BNP dated as of the date hereof. (The land described in Exhibit A and any and all other real or personal property from time to time covered by the Lease and included within the "Leased Property" as defined therein are hereinafter collectively referred to as the "Property".)

	B. BNP is also concurrently herewith receiving a separate environmental indemnity from 3COM pursuant to an Environmental Indemnity Agreement (as from time to time supplemented, amended or restated, the "Environmental Indemnity") between 3COM and BNP dated as of the date hereof.

	C. 3COM has requested an option to purchase the Property, which BNP is willing to provide on and subject to the terms and conditions set out herein.

	NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

		Definitions. As used herein, the terms "3COM", "BNP", "Property", "Lease" and "Environmental Indemnity" shall have the meanings indicated above; terms with initial capitals defined in the Lease and used but not defined herein shall have the meanings assigned to them in the Lease; and the terms listed immediately below shall have the following meanings:

		Applicable Purchaser. "Applicable Purchaser" means any third party designated by 3COM to purchase the interest of BNP in the Property as provided in Paragraph 2(a)(ii) below.

		Closing Deadline. "Closing Deadline" means August 1, 1999, or if August 1, 1999 is not a Business Day, then the next following Business
Day.

		Designated Payment Date. "Designated Payment Date" means the earlier of:
	(1) the effective date of any termination of the Lease by Tenant pursuant to Paragraph 2 thereof;

	(2) any date designated by BNP in a written notice given by BNP to 3COM when an Event of Default by 3COM is continuing, provided the notice of the date so designated is given by BNP at least thirty (30) days before the date so designated; or

	(3) the Closing Deadline.

		Fair Market Value. "Fair Market Value" means the fair market value of the Property on or about the Designated Payment Date (calculated under the assumptions, whether or not then accurate, that 3COM has maintained the Property in compliance with all Applicable Laws [including Environmental Laws]; that 3COM has completed all Construction Projects, the construction of which was commenced prior to the Designated Payment Date; that 3COM has repaired and restored the Property after any damage following fire or other casualty; that 3COM has restored the remainder of the Property after any partial taking by eminent domain; that 3COM has completed any contests of and paid any taxes due [other than Excluded
Taxes] or other amounts secured by or allegedly secured by a lien against the Property other than Prohibited Encumbrances; that 3COM has complied with all Permitted Encumbrances and cured any title defects affecting the Property other than Prohibited Encumbrances, all in accordance with the standards and requirements of the Lease as though the Lease were continuing in force; and that the owner of the Property will then be able to control the designation of the "Manager" under the Declaration of Easements, Covenants and Restrictions included in the Permitted Encumbrances) as determined by an independent MAI appraiser selected by BNP, which appraiser must have five (5) years or more experience appraising similar properties in northern California.

		Purchase Price. "Purchase Price" means an amount equal to Stipulated Loss Value outstanding on the Designated Payment Date, plus all costs and expenses (including appraisal costs, withholding taxes (if any) and reasonable Attorneys' Fees, as defined in the Lease) incurred in connection with any sale of the Property by BNP hereunder or in connection with collecting sales proceeds due hereunder.

		Prohibited Encumbrance. "Prohibited Encumbrance" means any lien or other title defect encumbering the Property that is claimed by BNP itself or lawfully claimed by a third party through or under BNP, including any judgment lien lawfully filed against BNP and including any tax lien assessed because of BNP's failure to pay Excluded Taxes, but excluding the Lease and any lien or other title defect that (i) is a Permitted
Encumbrance (as defined in the Lease), regardless of whether claimed by, through or under BNP, (ii) is claimed by, through or under 3COM or any of the prospective Participants listed in Schedule 1 to the Lease or any other Participant approved by Tenant, or (iii) exists because of any breach by 3COM of the Lease, because of anything done or not done by BNP in an effort to satisfy subparagraph 10(b) of the Lease, or because of anything done or not done by BNP at the request of 3COM.

		Remarketing Notice. "Remarketing Notice" shall have the meaning assigned to it in Paragraph 2(b)(1) below.

		Required Documents. "Required Documents" means the grant deed and other documents that BNP must tender pursuant to Paragraph 3 below.

		Shortage Amount. "Shortage Amount" means any amount payable to BNP by 3COM, rather than by the Applicable Purchaser, pursuant to clause 2(a)(ii) below.

		3COM's Options and Obligations on the Designated Payment Date.

	(a) Choices. On the Designated Payment Date 3COM shall have the right and the obligation to either:

		(i) purchase BNP's interest in the Property and in Escrowed Proceeds, if any, for a net cash price equal to the Purchase Price; or

		(ii) cause the Applicable Purchaser to purchase BNP's interest in the Property and in Escrowed Proceeds, if any, for a net cash price not less than the lesser of (a) the Fair Market Value of the Property or (b) fourteen percent (14%) of Stipulated Loss Value outstanding immediately prior to the purchase. If, however, the Fair Market Value is less than fourteen percent (14%) of Stipulated Loss Value, BNP may elect to keep the Property and any Escrowed Proceeds rather than sell to the Applicable
Purchaser, in which case 3COM shall pay BNP an amount equal to (A) eighty-six percent (86%) of Stipulated Loss Value, less (B) any Escrowed Proceeds then held and to be retained by BNP. Unless BNP elects to keep the Property pursuant to the preceding sentence, 3COM must make a supplemental payment to BNP on the Designated Payment Date equal to the excess (if any) of the Purchase Price over the net cash price actually paid to BNP on the Designated Payment Date by the Applicable Purchaser for BNP's interest in the Property and in Escrowed Proceeds, if any. However, provided no Event of Default has occurred and is continuing under the Lease, and provided further that neither 3COM nor any Applicable Purchaser has failed to pay any amount required to be paid by this Agreement on the date such amount first became due, any supplemental payment required by the preceding sentence shall not exceed eighty-six percent (86%) of Stipulated Loss Value on the Designated Payment Date. Any supplemental payment payable to BNP by 3COM, rather than by the Applicable Purchaser, pursuant to this clause (ii) is hereinafter referred to as the "Shortage Amount." If the net cash price actually paid by the Applicable Purchaser to BNP exceeds the Purchase Price and all other sums that are then due from 3COM to BNP, 3COM shall be entitled to such excess.

	(b) Election by 3COM. 3COM shall have the right to elect whether it will satisfy the obligations set out in clause (i) or (ii) of the preceding Paragraph 2(a); provided, however, that the following conditions are satisfied:

	(1) To give BNP the opportunity to have the Fair Market Value determined by an appraiser as provided in Paragraph 1(d) before the Designated Payment Date, 3COM must, unless 3COM agrees that Fair Market Value will not be less than fourteen percent (14%) of Stipulated Loss Value on the Designated Payment Date, provide BNP with a Remarketing Notice. "Remarketing Notice" means a notice given by 3COM to BNP (and to each of the Participants) no earlier than one hundred eighty (180) days before the Designated Payment Date and no later than ninety (90) days before the Designated Payment Date, specifying that 3COM does not agree that the Fair Market Value is equal to or greater than fourteen percent (14%) of the Stipulated Loss Value. A Remarketing Notice will be required only if 3COM does not agree that Fair Market Value will equal or exceed fourteen percent (14%) of Stipulated Loss Value on the Designated Payment Date. But if for any reason (including but not limited to any acceleration of the Designated Payment Date pursuant to clause (2) of the definition of Designated Payment Date above) 3COM fails to provide a Remarketing Notice within the time periods specified in the definition of Remarketing Notice above, Fair Market Value shall, for purposes of this Agreement, be deemed to be no less than fourteen percent (14%) of Stipulated Loss Value on the Designated Payment Date.

	(2) To give BNP the opportunity to prepare the Required Documents before the Designated Payment Date, 3COM must, if it is to elect to satisfy the obligations set forth in clause (ii) of Paragraph 2(a), irrevocably specify an Applicable Purchaser in notice to BNP given at least seven (7) days prior to the Designated Payment Date. If for any reason 3COM fails to so specify an Applicable Purchaser, 3COM shall be deemed to have irrevocably elected to satisfy the obligations set forth in clause (i) of Paragraph 2(a).

	(c) Termination of 3COM's Option To Purchase. Without limiting BNP's right to require 3COM to satisfy the obligations imposed by Paragraph 2(a), 3COM shall have no further option hereunder to purchase the Property if either:

		(1) 3COM shall have elected to satisfy its obligations under clause (ii) of Paragraph 2(a) on a Designated Payment Date and BNP shall have elected to keep the Property on such Designated Payment Date in accordance with clause (ii) of Paragraph 2(a); or

		(2) 3COM shall have failed on a Designated Payment Date to make or cause to be made all payments to BNP required by this Agreement or by the Lease and such failure shall have continued beyond the thirty (30) day period for tender specified in the next sentence.

If BNP does not receive all payments due under the Lease and all payments required hereunder on a Designated Payment Date, 3COM may nonetheless tender to BNP the full Purchase Price and all amounts then due under the Lease, together with interest on the total Purchase Price computed at the Default Rate from the Designated Payment Date to the date of tender, and if presented with such a tender within thirty (30) days after the applicable Designated Payment Date, BNP must accept it and promptly thereafter deliver any Escrowed Proceeds and a deed and all other Required Documents listed in Paragraph 3.

	(d) Payment to BNP. All amounts payable under the preceding Paragraphs 2(a) or 2(c) by 3COM and, if applicable, by the Applicable Purchaser must be paid directly to BNP, and no payment to any other party shall be effective for the purposes of this Agreement. In addition to the payments required under Paragraph 2(a) hereunder, on the Designated Payment Date 3COM must pay all amounts then due to BNP under the Lease. BNP will remit any excess amounts due 3COM pursuant to the last sentence of clause
(ii) of Paragraph 2(a) promptly after BNP's receipt of the same.

	(e) Effect of Options on Subsequent Title Encumbrances. It is the intent of BNP and 3COM that any conveyance of the Property to 3COM or any Applicable Purchaser pursuant to this Agreement shall cut off and terminate any interest in the Property claimed by, through or under BNP, including the Participants (but not any unsatisfied obligations to BNP under the Lease, the Environmental Indemnity or this Agreement), including but not limited to any Prohibited Encumbrances and any leasehold or other interests conveyed by BNP in the ordinary course of BNP's business. Anyone accepting or taking any interest in the Property by or through BNP after the date of this Agreement shall acquire such interest subject to the rights and options granted 3COM hereby. Further, 3COM and any Applicable Purchaser shall be entitled to pay any payment required by this Agreement for the purchase of the Property directly to BNP notwithstanding any prior conveyance or assignment by BNP, voluntary or otherwise, of any right or interest in this Agreement or the Property, and neither 3COM nor any Applicable Purchaser shall be responsible for the proper distribution or application of any such payments by BNP.

	3. Terms of Conveyance Upon Purchase. Immediately after receipt of all payments to BNP required pursuant to the preceding Paragraph 2, BNP must, unless it is to keep the Property as permitted by Paragraph 2(a)(ii), deliver Escrowed Proceeds, if any, and convey all of its right, title and interest in the Property by grant deed to 3COM or the Applicable Purchaser, as the case may be, subject only to the Permitted Encumbrances (as defined in the Lease) and any other encumbrances that do not constitute Prohibited Encumbrances. However, such conveyance shall not include the right to receive any payment under the Lease then due BNP or that may become due thereafter because of any expense or liability incurred by BNP resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen, shall be the responsibility of the purchaser, and the form of grant deed used to accomplish such conveyance shall be substantially in the form attached as Exhibit B. With such grant deed, BNP shall also tender to 3COM or the Applicable Purchaser, as the case may be, the following, each fully executed and, where appropriate, acknowledged on BNP's behalf by an officer of BNP: (1) a Preliminary Change of Ownership Report in the form attached as Exhibit C,
(2) a Bill of Sale and Assignment of Contract Rights and Intangible Assets in the form attached as Exhibit D, (3) an Acknowledgment of Disclaimer of Representations and Warranties, in the form attached as Exhibit E, which 3COM or the Applicable Purchaser must execute and return to BNP, (5) a Documentary Transfer Tax Request in the form attached as Exhibit F, (6) a Secretary's Certificate in the form attached as Exhibit G, (7) a letter to the title insurance company insuring title to the Property in the form attached as Exhibit H, and (8) a certificate concerning tax withholding in the form attached as Exhibit I.

	4.      Survival of 3COM's Obligations.

	(a) Status of this Agreement. Except as expressly provided in the last sentence of this subparagraph and elsewhere herein, this Agreement shall not terminate, nor shall 3COM have any right to terminate this Agreement, nor shall 3COM be entitled to any reduction of the Purchase
Price hereunder, nor shall the obligations of 3COM to BNP under Paragraph 2 be affected by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of or damage to the Property or any portion thereof under the power of eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of 3COM's use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of 3COM or any party claiming under 3COM by paramount title or otherwise, (v) 3COM's prior acquisition or ownership of any interest in the Property, (vi) any default on the part of BNP under this Agreement, the Lease or any other agreement to which BNP is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of 3COM hereunder (including 3COM's obligation to make payments under - and, if applicable, to cause the Applicable Purchaser to make payments under - Paragraph 2) shall be separate and independent of the covenants and agreements of BNP. Accordingly, the Purchase Price and the Shortage Amount, as the case may be under Paragraph 2, shall continue to be payable in all events, and the obligations of 3COM hereunder shall continue unaffected by any breach of this Agreement by BNP. However, nothing in this subparagraph, nor the performance without objection by 3COM of its obligations hereunder, shall be construed as a waiver by 3COM of any right 3COM may have at law or in equity, following any failure by BNP to tender a grant deed and the other Required Documents as required by Paragraph 3 upon the tender by 3COM and/or the Applicable Purchaser of the payments required by Paragraph 2 and of the other documents to be executed in favor of BNP at the closing of the sale hereunder, to (i) recover monetary damages proximately caused by such failure of BNP if BNP does not cure the failure within thirty (30) days after Tenant demands a cure by written notice to BNP, or (ii) a decree compelling performance of BNP's obligation to so tender a grant deed and the Required Documents.

	(b) Remedies Under the Lease and the Environmental Indemnity. No repossession of or re-entering upon the Property or exercise of any other remedies available under the Lease or the Environmental Indemnity shall relieve 3COM of its liabilities and obligations hereunder, all of which shall survive the exercise of remedies under the Lease and Environmental Indemnity. 3COM acknowledges that the consideration for this Agreement is separate and independent of the consideration for the Lease and the Environmental Indemnity, and 3COM's obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse 3COM from performance of its obligations under the Lease or the Environmental Indemnity.

	5. Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNP is intended to be exclusive of any other right or remedy BNP has with respect to the Property, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.
In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

	6. No Implied Waiver. The failure of either party to this Agreement to insist at any time upon the strict performance of any covenant or agreement of the other party or to exercise any remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver by either party of or redress for any violation of any term, covenant, agreement or condition contained in this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver by either party shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by BNP of any payment hereunder with knowledge of the breach of this Agreement shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

	7. Attorneys' Fees and Legal Expenses. If either party commences any legal action or other proceeding to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party, shall be entitled to recover from the nonprevailing party all Attorneys' Fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such Attorneys' Fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

	8. Estoppel Certificate. 3COM and BNP will each, upon not less than twenty (20) days' prior written request by the other, execute, acknowledge and deliver to the requesting party a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any Participant or prospective purchaser or assignee of BNP with respect to the Property. Neither 3COM nor BNP shall be required to provide such a certificate more frequently than once in any six month period; provided, however, that if either party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other shall provide a certificate upon request whether or not it had provided a certificate within the prior six month period.

	9. Notices. Each provision of this Agreement referring to the sending, mailing or delivery of any notice or referring to the making of any payment to BNP, shall be deemed to be complied with when and if the following steps are taken:

	(a) All payments required to be made by 3COM or the Applicable Purchaser to BNP hereunder shall be paid to BNP in immediately available funds by wire transfer to:

Federal Reserve Bank of San Francisco
Account: Banque Nationale de Paris
ABA #: 121027234
Reference: 3COM.

or at such other place and in such other manner as BNP may designate in a notice to 3COM (provided BNP will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments to BNP under this Agreement. Any payments required to be made by BNP to 3COM pursuant to the last sentence of clause (ii) of Paragraph 2(a) shall be paid to 3COM in immediately available funds at the address of 3COM set forth below or as 3COM may otherwise direct by written notice sent in accordance herewith.

	(b) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

Address of BNP:

BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201
Attention: Lloyd Cox
Telecopy: (214) 969-0060

With a copy to:

Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho
Telecopy: (415) 296-8954

And with a copy to:

Clint Shouse
Thompson & Knight, P.C.
3300 First City Center
1700 Pacific Avenue
Dallas, Texas 75201
Telecopy: (214) 969-1550

Address of 3COM:

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Legal Dept.
Telecopy: (408) 764-6434


With copies to:

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Real Estate Dept.
Telecopy: (408) 764-5718; and

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Treasury Dept.
Telecopy: (408) 764-5939; and

Gray Cary Ware & Freidenrich
400 Hamilton Avenue
Palo Alto, California  94301
Attn: Jonathan E. Rattner, Esq.
Telecopy: (415) 327-3699

	10. Severability. Each and every covenant and agreement of 3COM contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Further, the obligations of 3COM hereunder, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, not in lieu of, the obligations of 3COM under the Lease. In the event of any inconsistency between the terms of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall control.

	11. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

	12. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.
	13. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

	14. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

	15. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon 3COM and BNP and their respective permitted successors and assigns and shall inure to the benefit of 3COM and BNP and all permitted transferees, mortgagees, successors and assignees of 3COM and BNP with respect to the Property; provided, that the rights of BNP hereunder shall not pass to 3COM or any Applicable Purchaser or any subsequent owner claiming through them. Prior to the Designated Payment
Date BNP may transfer, assign and convey, in whole or in part, the Property and any and all of its rights under this Agreement (subject to the terms of this Agreement) by any conveyance that constitutes a Permitted Transfer, but not otherwise. If BNP sells or otherwise transfers the Property and assigns its rights under this Agreement and the Lease pursuant to a Permitted Transfer, and if BNP's successor in interest confirms its liability for the obligations imposed upon BNP by this Agreement and the Lease on and subject to the express terms set out herein and therein, then BNP shall thereby be released from any further obligations thereafter arising under this Agreement and the Lease, and 3COM agrees to look solely to each successor in interest of BNP for performance of such obligations.

	16. WAIVER OF JURY TRIAL. BNP AND 3COM EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE, THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. 3COM and BNP each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. 3COM and BNP each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE, THIS AGREEMENT OR THE ENVIRONMENTAL INDEMNITY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

		17.     Security.   3COM's obligations under this Agreement are
secured by the Pledge Agreement, reference to which is hereby made for a description of the Collateral (as defined in the Pledge Agreement) covered
thereby and the rights and remedies provided to BNP thereby.   Although BNP
shall be entitled to hold all Collateral as security for the full and faithful performance by 3COM of 3COM's covenants and obligations under this Agreement, the Collateral shall not be considered an advance payment of the Purchase Price or any Shortgage Amount or a measure of BNP's damages should 3COM breach this Agreement. If 3COM does breach this Agreement and fails to cure the same within any time specified herein for the cure, BNP may, from time to time, without prejudice to any other remedy and without notice to 3COM, immediately apply the proceeds of any disposition of the Collateral (and any cash included in the Collateral) to amounts then due hereunder from 3COM. If BNP assigns its interest in the Leased Property before the Designated Payment Date, BNP may also assign BNP's interest in the Collateral to the assignee.

		IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

					"BNP"
					BNP LEASING CORPORATION, a Delaware
corporation

					By:    /s/ David C. Schad
					   ---------------------------
					     David C. Schad, President

					"3COM"
					3COM CORPORATION, a California corporation


					By:  /s/ Christopher B. Paisley
					   ----------------------------
					     Christopher B. Paisley
					     Chief Financial Officer


Exhibit A
LEGAL DESCRIPTION

REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

1.      Parcel Three:

Parcel B, as shown on that certain Parcel Map recorded July 7, 1989, Book 602 of Maps, at pages 34 and 35, Records of Santa Clara County, California, excepting therefrom that portion described in that certain Lot Line Adjustment and Deeded August 16, 1991 in Book L826, at page 0826 of Official Records and described as follows:

Beginning at a point on the most Northerly Southeasterly line of said
Parcel "B" which bears South 66 degrees 32' 39" West a distance of 226.19 feet from the most Easterly corner thereof; thence South 10 degrees 57' 34" East a distance of 218.69 feet; thence North 89 degrees 47' 24" West a distance of
324.26 feet; thence North 77 degrees 17' 24" West a distance of 141.24 feet; thence North 66 degrees 32' 39" East a distance of 458.33 feet to the point of beginning.

Also excepting therefrom that parcel Deeded to the State of California in Book L826 at page 889 and being described as follows:

Commencing at the most Northerly corner of said Parcel B; thence along the general Easterly line of said Parcel B the following courses: S. 10 degrees 04' 48" E., 80.00 feet, N. 79 degrees 55' 12" E., 30.00 feet, and S 10 degrees
04'48" E., 195.61 feet to the Northerly corner of Parcel A; thence leaving said general Easterly line S. 67 degrees 25' 20" W. along the Northerly line of Parcel A and its Westerly prolongation, 814.32 feet; thence from a tangent that bears S. 61_ 04' 32" W., along the Northerly line of Parcel A on a curve to the right with a radius of 8999.52 feet through an angle of 00 degrees 30' 19", an arc length of 79.36 feet; thence leaving said line S. 01 degrees 05' 17" W.,
3.47 feet, thence from a tangent that bears S. 63 degrees 16' 34" W., along a curve to the right with a radius of 10,136.00 feet, through an angle of 05 degrees 40' 34", an arc length of ,004.14 feet to a point on the Westerly line of said
Parcel B; thence along last said line N. 00 degrees 50' 30" E., 113.93 feet to the
Northwesterly corner of said Parcel B; thence along the general Northerly line of last said parcel N. 60 degrees 54' 13" E., 1,641.25 feet and N. 63 degrees 04'
12" E., 253.25 feet to the point of commencement.

2.      Parcel Four:

That portion of Parcel A, as shown on that certain Parcel Map recorded July 7, 1989, Book 602 of Maps at pages 34 and 35, records of Santa Clara County, California and described in that certain Lot Line Adjustment and Deeded August 16, 1991 in Book L826, page 0826 of Official Records and described as follows:

Beginning at the Southwest corner of said Parcel "A"; thence on the Westerly and Northerly lines of said Parcel "A" the following 5 courses:

1.      North 00 degrees 12' 36" East a distance of 665.00 feet;
2.      North 45 degrees 12' 36" East a distance of 64.00 feet;
3.      North 00 degrees 12' 36" East a distance of 82.98 feet to a point on a non-
tangent curve the center of which bears North 29 degrees 17' 50" West a distance
of 9000.00 feet;
4.      Northeasterly a distance of 79.37 feet on the arc of said curve to the left through a central angle of 00 degrees 30' 19" (chord bears North 60 degrees 27'
01" East a distance of 79.37 feet, to a point on said curve;
5.      North 66 degrees 32' 39" East, departing said curve, a distance of
75.89
feet;
Thence South 62 degrees 07' 20" West a distance of 104.00 feet to a point of curvature; thence Southwesterly a distance of 9.53 feet on the arc of said 10136.00 foot radius curve to the right through a central angle of 00 degrees 03' 14" (chord bears South 62 degrees 08' 57" West a distance of 9.53 feet) to a point on said curve; thence South 00 degrees 12' 36" West a distance of 809.62 feet to a point on the South line of said Parcel "A"; thence North 89 degrees 47' 24" West, on said South line, a distance of 83.50 feet to the point of beginning.

Exhibit B

[Use printed form deed provided by California counsel, but expressly subject to encumbrances described in Annex B]

Annex A
(to Deed)

LEGAL DESCRIPTION

REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

1.      Parcel Three:

Parcel B, as shown on that certain Parcel Map recorded July 7, 1989, Book 602 of Maps, at pages 34 and 35, Records of Santa Clara County, California, excepting therefrom that portion described in that certain Lot Line Adjustment and Deeded August 16, 1991 in Book L826, at page 0826 of Official Records and described as follows:

Beginning at a point on the most Northerly Southeasterly line of said
Parcel "B" which bears South 66 degrees 32' 39" West a distance of 226.19 feet from the most Easterly corner thereof; thence South 10 degrees 57' 34" East a distance of 218.69 feet; thence North 89 degrees 47' 24" West a distance of 324.26 feet; thence North 77 degrees 17' 24" West a distance of 141.24 feet; thence
North
66 degrees 32' 39" East a distance of 458.33 feet to the point of beginning.

Also excepting therefrom that parcel Deeded to the State of California in Book L826 at page 889 and being described as follows:

Commencing at the most Northerly corner of said Parcel B; thence along the general Easterly line of said Parcel B the following courses: S. 10 degrees 04'
48" E., 80.00 feet, N. 79 degrees 55' 12" E., 30.00 feet, and S 10 degrees 04'
48" E.,
195.61 feet to the Northerly corner of Parcel A; thence leaving said general Easterly line S. 67 degrees 25' 20" W. along the Northerly line of
Parcel
A and its Westerly prolongation, 814.32 feet; thence from a tangent that bears S. 61 degrees 04' 32" W., along the Northerly line of Parcel A on a curve to
the right with a radius of 8999.52 feet through an angle of 00 degrees 30' 19", an
arc length of 79.36 feet; thence leaving said line S. 01 degrees 05' 17" W.,
3.47
feet, thence from a tangent that bears S. 63 degrees 16' 34" W., along a curve to
the right with a radius of 10,136.00 feet, through an angle of 05 degrees 40'
34",
an arc length of 1,004.14 feet to a point on the Westerly line of said
Parcel B; thence along last said line N. 00 degrees 50' 30" E., 113.93 feet to the
Northwesterly corner of said Parcel B; thence along the general Northerly line of last said parcel N. 60 degrees 54' 13" E., 1,641.25 feet and N. 63 degrees 04'
12" E., 253.25 feet to the point of commencement.

2.      Parcel Four:

That portion of Parcel A, as shown on that certain Parcel Map recorded July 7, 1989, Book 602 of Maps at pages 34 and 35, records of Santa Clara County, California and described in that certain Lot Line Adjustment and Deeded August 16, 1991 in Book L826, page 0826 of Official Records and described as follows:

Beginning at the Southwest corner of said Parcel "A"; thence on the Westerly and Northerly lines of said Parcel "A" the following 5 courses:

1.      North 00 degrees 12' 36" East a distance of 665.00 feet;
2.      North 45 degrees 12' 36" East a distance of 64.00 feet;
3.      North 00 degrees 12' 36" East a distance of 82.98 feet to a point on a non-
tangent curve the center of which bears North 29 degrees 17' 50" West a distance
of 9000.00 feet;
4. Northeasterly a distance of 79.37 feet on the arc of said curve to the left through a central angle of 00 degrees 30' 19" (chord bears North 60 degrees 27'
01" East a distance of 79.37 feet, to a point on said curve;
5.      North 66 degrees 32' 39" East, departing said curve, a distance of
75.89
feet;
Thence South 62 degrees 07' 20" West a distance of 104.00 feet to a point of curvature; thence Southwesterly a distance of 9.53 feet on the arc of said 10136.00 foot radius curve to the right through a central angle of 00 degrees 03'
14" (chord bears South 62 degrees 08' 57" West a distance of 9.53 feet) to a point on said curve; thence South 00 degrees 12' 36" West a distance of 809.62 feet to a point on the South line of said Parcel "A"; thence North 89 degrees 47' 24" West, on said South line, a distance of 83.50 feet to the point of beginning.

Annex B
(to Deed)

PERMITTED ENCUMBRANCES

	 This conveyance is subject to the following matters to the extent the same are still valid and in force:

Easement for the purposes stated herein and incidents thereto
Purpose:        Constructing, installing, repairing, replacing, and maintaining any and all sanitary sewer lines, pipes, mains, manholes and conduits
Granted to:     City of Santa Clara, California, a municipal corporation
Recorded:       May 16, 1984 in Book I548, Page 186, Official Records
Affects:        Parcel Three.

Easement shown on filed map, and incidents thereto
Purpose:        Ten (10) foot public utility easement
Affects:        Parcel Three and Parcel Four

Easement shown on filed map, and incidents thereto
Purpose:        Twenty (20) foot public utility easement
Affects:        Parcel Three.

Recital shown on filed map, and incidents thereto
Purpose:        Future Highway 237 right-of-way
Affects:        Parcel Three.

Declaration of Reciprocal Easements, Covenants, and Restrictions for the purpose stated therein and subject to the terms and conditions therein, executed by Dairy Associates, L.P., a California Limited Partnership, recorded July 7, 1989 in Book L013, Page 971, Official Records. Amendment No. 1 of Declaration of Reciprocal Easements, Covenants, and Restrictions recorded August 16, 1991 in Book L826, Page 830, Official Records.

Agreement on the terms and conditions contained therein
For:            Deferred improvements
Between:        City of Santa Clara, a California municipal corporation
And:            Dairy Associates, L.P., a California Limited Partnership
Recorded:       February 9, 1990 in Book L255, Page 806, Official Records.

Agreement on the terms and conditions contained therein
For:            Development
Between:        The City of Santa Clara, a municipal corporation
And:            Dairy Associates, L.P., a California Limited Partnership
Recorded:       March 6, 1990 in Book L278, Page 2239, Official Records.

By Ordinance No. 1607, the City of Santa Clara has approved the Development Agreement as disclosed by Instrument recorded May 1, 1991 in Book L696, Page 1524, Official Records.

Agreement on the terms and conditions contained therein
For:            Covenant running with the land
Between:        City of Santa Clara, California, a municipal corporation
And:            Dairy Associates, L.P.
Recorded:       December 17, 1990 in Book L568, Page 1565, Official Records.

Lack of Abutter's Rights to and from Route 237-South Bay Freeway, lying adjacent to the Northerly line of Parcels Three and Four, said rights having been released and relinquished
By:             Dairy Associates, L.P., a California Limited Partnership
To:             The State of California
Recorded:       August 16, 1991 in Book L826, Page 839, Official Records.

Easement for the purposes stated herein and incidents thereto
Purpose:        An easement for cut and fill slope purposes
Granted to:     The State of California
Recorded:       August 16, 1991 in Book L826, Page 839, Official Records
Affects:        Parcel Three.

[IF THE CONVEYANCE IS TO AN APPLICABLE PURCHASER:

11. Lease Agreement dated as of July 14, 1994 by and between BNP Leasing Corporation, as lessor, and 3COM Corporation, as lessee.

12.     Any encumbrances claimed by, through or under 3COM Corporation]

[ADD A LIST OF ANY OTHER KNOWN ENCUMBRANCES FOR WHICH BNP IS NOT
RESPONSIBLE UNDER PARAGRAPH 10(A) OF THE LEASE.]

Exhibit C

[Printed Form of Change of Ownership Report to be attached]

Exhibit D

BILL OF SALE, ASSIGNMENT OF CONTRACT
RIGHTS AND INTANGIBLE ASSETS

	Reference is made to that certain letter agreement dated April 6, 1994 (the "Agreement") between 3Com Corporation, a California Corporation, and Dairy Associates, L.P., a California limited partnership ("Dairy"), pursuant to which 3Com Corporation named BNP LEASING CORPORATION ("Assignor") as its designee and Dairy Associates, L. P. conveyed to Assignor the real property described in Annex A attached hereto (the "Property).

	Assignor hereby sells, transfers and assigns unto [3COM OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a _____________ ("Assignee"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

	(a) any warranties, guaranties, indemnities and claims Assignor may have under the Agreement or under any document delivered by Dairy thereunder to the extent related to the Property;

	(b) all licenses, permits or similar consents (excluding any prepaid utility reservations) from third parties to the extent related to the Property;

	(c) any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property;

	(d) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on or about the Property; and

	(e) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges owned by Assignor and used solely in connection with, or relating solely to, the Property, including any such rights and privileges conveyed to Assignor pursuant to the Agreement; but excluding any rights or privileges of Assignor under (i) the Environmental Indemnity, as defined in that certain Purchase Agreement between Assignor and 3Com Corporation dated as of July 14, 1994 (the "Purchase Agreement") (pursuant to which this document is being delivered),
(ii) the Lease, as defined in the Purchase Agreement, to the extent rights under the Lease relate to the period ending on the date hereof, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against claims of third parties as provided in the Lease which may not presently be known, and including rights to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (iii) agreements between Assignor and Participants, as defined in the Lease, or any modification or extension thereof, and (iv) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement.

	Assignor does for itself and its heirs, executors and administrators, covenant and agree to warrant and defend the title to the property assigned herein against the just and lawful claims and demands of any person claiming under or through Assignor, but not otherwise; excluding, however, any claim or demand arising by, through or under [3COM].

	Assignee hereby assumes and agrees to keep, perform and fulfill Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.


	Executed:                               , 199__.

				ASSIGNOR:

				BNP LEASING CORPORATION
				a Delaware corporation


				By:
				Its:


				ASSIGNEE:

				[3COM, OR THE APPLICABLE PURCHASER],
				a _________ corporation



				By:
				Its:




Annex A

LEGAL DESCRIPTION

REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

1.      Parcel Three:

Parcel B, as shown on that certain Parcel Map recorded July 7, 1989, Book 602 of Maps, at pages 34 and 35, Records of Santa Clara County, California, excepting therefrom that portion described in that certain Lot Line Adjustment and Deeded August 16, 1991 in Book L826, at page 0826 of Official Records and described as follows:

Beginning at a point on the most Northerly Southeasterly line of said
Parcel "B" which bears South 66_ 32' 39" West a distance of 226.19 feet from the most Easterly corner thereof; thence South 10 degrees 57' 34" East a distance of 218.69 feet; thence North 89_ 47' 24" West a distance of 324.26 feet; thence North 77 degrees 17' 24" West a distance of 141.24 feet; thence North
66 degrees 32' 39" East a distance of 458.33 feet to the point of beginning.

Also excepting therefrom that parcel Deeded to the State of California in Book L826 at page 889 and being described as follows:

Commencing at the most Northerly corner of said Parcel B; thence along the general Easterly line of said Parcel B the following courses: S. 10 degrees 04'
48" E., 80.00 feet, N. 79 degrees 55' 12" E., 30.00 feet, and S 10 degrees 04'
48" E.,
195.61 feet to the Northerly corner of Parcel A; thence leaving said general Easterly line S. 67 degrees 25' 20" W. along the Northerly line of
Parcel
A and its Westerly prolongation, 814.32 feet; thence from a tangent that bears S. 61 degrees 04' 32" W., along the Northerly line of Parcel A on a curve to
the right with a radius of 8999.52 feet through an angle of 00 degrees 30'
19", an
arc length of 79.36 feet; thence leaving said line S. 01 degrees 05' 17" W.,
 3.47
feet, thence from a tangent that bears S. 63 degrees 16' 34" W., along a curve to the right with a radius of 10,136.00 feet, through an angle of 05 degrees 40' 34", an arc length of 1,004.14 feet to a point on the Westerly line of said
Parcel B; thence along last said line N. 00 degrees 50' 30" E., 113.93 feet to the
Northwesterly corner of said Parcel B; thence along the general Northerly line of last said parcel N. 60 degrees 54' 13" E., 1,641.25 feet and N. 63 degrees 04'
12" E., 253.25 feet to the point of commencement.

2.      Parcel Four:

That portion of Parcel A, as shown on that certain Parcel Map recorded July 7, 1989, Book 602 of Maps at pages 34 and 35, records of Santa Clara County, California and described in that certain Lot Line Adjustment and Deeded August 16, 1991 in Book L826, page 0826 of Official Records and described as follows:

Beginning at the Southwest corner of said Parcel "A"; thence on the Westerly and Northerly lines of said Parcel "A" the following 5 courses:

1.      North 00 degrees 12' 36" East a distance of 665.00 feet;
2.      North 45 degrees 12' 36" East a distance of 64.00 feet;
3. North 00 degrees 12' 36" East a distance of 82.98 feet to a point on a non-tangent curve the center of which bears North 29 degrees 17' 50" West a distance of 9000.00 feet;
4. Northeasterly a distance of 79.37 feet on the arc of said curve to the left through a central angle of 00 degrees 30' 19" (chord bears North 60 degrees 27' 01" East a distance of 79.37 feet, to a point on said curve;
5.      North 66 degrees 32' 39" East, departing said curve, a distance of
75.89 feet; Thence South 62 degrees 07' 20" West a distance of 104.00 feet to a point of curvature; thence Southwesterly a distance of 9.53 feet on the arc of said 10136.00 foot radius curve to the right through a central angle of 00 degrees 03' 14" (chord bears South 62 degrees 08' 57" West a distance of 9.53 feet) to a point on said curve; thence South 00 degrees 12' 36" West a distance of 809.62 feet to a point on the South line of said Parcel "A"; thence North 89 degrees 47' 24" West, on said South line, a distance of 83.50 feet to the point of beginning.

Exhibit E

ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

	THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________________, 199___, by [3COM or the Applicable Purchaser, as the case may be], a ___________________
("Grantee").

	Contemporaneously with the execution of this Certificate, BNP Leasing Corporation, a Delaware corporation ("BNP"), is executing and delivering to Grantee (1) a Corporation Grant Deed and (2) a Bill of Sale, Assignment of Contract Rights and Intangible Assets (the foregoing documents and any other documents to be executed in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Subject Property").

	Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that BNP makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subject Property, and Grantee, by acceptance of the Conveyancing Documents, accepts the Subject Property "AS IS," "WHERE IS," "WITH ALL FAULTS" and without any such representation or warranty by Grantor as to environmental matters, the physical condition of the Subject Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Grantee hereby assumes all risk and liability (and agrees that BNP shall not be liable for any special, direct, indirect, consequential, or other damages resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the wilful misconduct, Active Negligence or gross negligence of BNP, its agents or employees. As used in the preceding sentence, "Active Negligence" of a party means, and is limited to, the negligent conduct of activities actually on or about the Property by that party in a manner that proximately causes actual bodily injury or property damage to be incurred. "Active negligence" shall not include (1) any negligent failure of BNP to act when the duty to act would not have been imposed but for BNP's status as owner of the Subject Property or as a party to the transactions pursuant to which BNP is delivering this instrument (the "Applicable Transactions"),
(2) any negligent failure of any other party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to BNP or participation or facilitation in any manner, directly or indirectly, of the Applicable Transactions, or (3) the exercise in a lawful manner by BNP (or any party lawfully claiming through or under BNP) of any remedy provided in connection with the Applicable Transactions.

	The provisions of this Certificate shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that BNP is entitled to rely and is relying on this Certificate.

	EXECUTED as of ________________, 199___.

	, a


					By:
					   Name:
					   Title:


Exhibit F

DOCUMENTARY TRANSFER TAX REQUEST

ACCOUNTABLE FORM #

DATE:

To:             _________ County Recorder

Subject:        REQUEST THAT DOCUMENTARY TRANSFER TAX DECLARATION BE MADE IN
ACCORDANCE WITH REVENUE CODE 11932.

Re:             Instrument Title:       Corporation Grant Deed

		Name of Party Conveying Title:  BNP Leasing Corporation

The Documentary Transfer Tax is declared to be in the amount of $_______ for the referenced instrument and is:

		_       Computed on full value of property conveyed.
		_       Computed on full value less liens/encumbrances remaining
thereon at time of sale.

This separate declaration is made in accordance with ___________________. It is requested that the amount paid not be indicated on the face of the document after the permanent copy has been made.
						Sincerely,


Individual (or his agent) who made, signed or issued instrument

PART I

RECORDING REFERENCE DATA:

	Serial #                                        Date Recorded

SEPARATE PAPER AFFIXED TO INSTRUMENT:

	"Tax paid" indicated on the face of instrument and the separate request (DRA 3-A) was affixed for Recorder by:

										 Date
			Documentary Transfer Tax Collector

			Witnessed by:                                    Date
						Mail Clerk

(Note:  Prepare photo for Recorder file.)


PART II ACCOUNTABLE FORM #


REFERENCE DATA:  Title:

			Serial:                                                  Date:

INSTRUCTIONS:

	1.      This slip must accompany document.
	2. Mail Clerk hand carry document to Tax Collector to indicate the amount of tax paid.


Exhibit G


SECRETARY'S CERTIFICATE


	The undersigned,                       Secretary of BNP Leasing
Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

	1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.

	2. That the following named persons have been properly designated, elected and assigned to the office in the Corporation as indicated below;
that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.

[The following blanks must be completed with the names and signatures of the officers who will be signing the deed and other Required Documents on behalf of the Corporation.]

Name    Title     Signature


	3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of the Corporation in accordance with the Corporation's Articles of Incorporation and Bylaws, as evidenced by the signatures of all directors of the Corporation affixed thereto.
Such resolutions have not been amended, modified or rescinded and remain in full force and effect.

	IN WITNESS WHEREOF, I have hereunto signed my name and affixed the
seal of the Corporation on this      , day of             , 199  .



[signature]


CORPORATE RESOLUTIONS OF
BNP LEASING CORPORATION

	WHEREAS, pursuant to that certain Purchase Agreement (herein called the "Purchase Agreement") dated as of July 14, 1994, by and between BNP Leasing Corporation (the "Corporation") and [3COM OR THE APPLICABLE PURCHASER AS THE CASE MAY BE] ("Purchaser"), the Corporation agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation's interest in the property (the "Property") located in Santa Clara, California more particularly described therein.

	NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation, in its best business judgment, deems it in the best interest of the Corporation and its shareholders that the Corporation convey the Property to Purchaser or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.

	RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed in the name and on behalf of the Corporation to cause the Corporation to fulfill its obligations under the Purchase Agreement.

	RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds and other documents, instruments and agreements that shall be necessary, advisable or appropriate, in such officer's sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions.


	IN WITNESS WHEREOF, we, being all the directors of the Corporation, have hereunto signed our names as of the dates indicated by our signatures.



	[signature and date]



	[signature and date]



	[signature and date]


Exhibit H

BNP LEASING CORPORATION
717 N. HARWOOD
SUITE 2630
DALLAS, TEXAS  75201


		    , 199



[Title Insurance Company]
_________________
_________________
_________________

	Re:  Recording of Grant Deed to [3COM or the Applicable Purchaser]
("Purchaser")

Ladies and Gentlemen:

	BNP Leasing Corporation has executed and delivered to Purchaser a Grant Deed in the form attached to this letter. You are hereby authorized and directed to record the Grant Deed at the request of Purchaser.

		       Sincerely,

Exhibit I

FIRPTA STATEMENT

	Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.

	To inform [____________________ or the Applicable Purchaser, as the case may be] (the "Transferee") that withholding of tax is not required upon the disposition of a California real property interest by transferor, BNP Leasing Corporation (the "Seller"), the undersigned hereby certifies the following on behalf of the Seller:

	1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

	2. The United States employer identification number for the Seller is _____________________;

	3.The office address of the Seller is ______________
__________________________________________.

[Note: BNP MUST INCLUDE EITHER ONE, BUT ONLY ONE, OF THE FOLLOWING REPRESENTATIONS IN THE FIRPTA STATEMENT, BUT IF THE ONE INCLUDED STATES THAT BNP IS DEEMED EXEMPT FROM CALIFORNIA INCOME AND FRANCHISE TAX, THEN BNP MUST ALSO ATTACH A WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD EVIDENCING THE SAME:

	4. The Seller is qualified to do business in California.

OR

	4. The Seller is deemed to be exempt from the withholding requirement of California Revenue and Taxation Code Section 26131(e), as evidenced by the withholding certificate from the California Franchise Tax Board which is attached.]


	The Seller understands that this certification may be disclosed to the Internal Revenue Service and/or to the California Franchise Tax Board by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

	The Seller understands that the Transferee is relying on this affidavit in determining whether withholding is required upon said transfer. The Seller hereby agrees to indemnify and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, demands, rights, damages, costs, and expenses (including but not limited to court costs and attorneys' fees) incurred by the Transferee as a result of any false misleading statement contained herein.

	Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

	Dated:  ___________, 199___.


		By:
		   Name:
		   Title: